UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

Asia Training Institute US, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-210847	81-1010764
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8152 Villaverde Drive Whittier, CA		90605
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (562) 692-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 29, 2016, the Board of Directors (the “Board”) of Asia Training Institute US, Inc. (the “Company”) approved a change in the Company’s fiscal year end from November 30 to December 31 of each year, which was effected pursuant to an amendment to the Company’s Bylaws. The Company has determined to disclose this information, although not required under Item 5.03(a) or (b), as the Company deems such information of importance to security holders. The fiscal year change is effective beginning with the Company’s 2016 fiscal year, which will now have begun on January 1, 2016 and will end on December 31, 2016. As a result of the change, the Company will have a one-month fiscal transition period beginning December 1, 2015 and ending December 31, 2015. The results of the transition period are expected to be reported in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1        Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Asia Training Institute US, Inc.

Date: December 5, 2016	By: _____/s/ Chun-Han Lin
Name: Chun-Han Lin
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description_____________________________________________________

3.1	Amended and Restated Bylaws